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                                                  Exhibit 10.1(e)

         FOURTH AMENDMENT TO RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of December 30, 1999 by and among Hecla Mining Company, a Delaware corporation ("Borrower"), the undersigned subsidiary guarantors ("Subsidiary Guarantors"), Bank of America, N.A., f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., individually and as agent ("Agent"), and the Lenders, including Agent, party to the Original Agreement ("Lenders"), defined below.

                      W I T N E S S E T H:

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders entered into that certain Restated Credit Agreement dated as of May 7, 1999 (as amended, supplemented, or restated, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders desire to amend the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                           ARTICLE I.

                   Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

          "Amendment" means this Fourth Amendment to Restated
     Credit Agreement.

          "Credit Agreement" means the Original Agreement as amended hereby.

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                          ARTICLE II.

                Amendments to Original Agreement

     Section 2.1.   Tangible Net Worth.  Section 7.13 of the
Original Agreement is hereby amended in its entirety to read as follows:

          "Section 7.13. Tangible Net Worth. Borrower's Consolidated Tangible Net Worth (i) as of the end of the Fiscal Quarters ending on December 31, 1999 and March 31, 2000 will not be less than the amount of $127,000,000 and
     (ii) as of the end of any Fiscal Quarter ending on or after June 30, 2000 will not be less than the sum of
     (a) $137,000,000, plus (b) 50% of Borrower's Consolidated net income earned during the period from January 1, 1999 to the end of such Fiscal Quarter, if positive, or zero, if negative, plus (c) 75% of the net proceeds from the issuance of equity securities of Borrower after December 31, 1999, to the end of such Fiscal Quarter.

     As used in this subsection, the following terms shall have the meanings set forth below:

          (A)  "Borrower's Consolidated Debt" means all
     Consolidated liabilities and similar balance sheet items of Borrower, together with all Funded Debt of any Related
     Person.

          (B) "Borrower's Consolidated Tangible Net Worth" means the remainder of (x) all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (y) Borrower's Consolidated liabilities."

     Section 2.2.   Events of Default.  Section 8.2 of the
Original Agreement is hereby amended to add the following subsection (o) thereto immediately following subsection (n) thereof to read as follows:

          "(o) Borrower fails to receive on or before April 30, 2000 proceeds from the issuance between January 1, 2000 and April 30, 2000 of Borrower's capital stock, net of reasonable out-of-pocket costs of issuance incurred by Borrower, in an amount equal to or greater than $5,000,000."


                          ARTICLE III.

                  Conditions of Effectiveness

     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

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     (a)  Agent shall have received all of the following, at
Agent's office, duly executed and delivered and in form and substance satisfactory to Agent, all of the following:

          (i)  the Amendment;

          (ii) a certificate of the Secretary or Assistant Secretary of Borrower and each Subsidiary Guarantor dated the date of this Amendment certifying: (i) that resolutions adopted by the Board of Directors of such Person authorize the execution, delivery and performance of this Amendment by such Person; (ii) the names and true signatures of the officers of such Persons authorized to sign this Amendment; and (iii) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness;

          (iii) such other supporting documents as Agent may reasonably request.

     (b)  Borrower shall have paid, in connection with such Loan
Documents, all recording, handling, amendment and other fees required to be paid to Agent pursuant to any Loan Documents.

     (c)  Borrower shall have paid, in connection with such Loan
Documents, all other fees and reimbursements to be paid to Agent pursuant to any Loan Documents, or otherwise due Agent and including fees and disbursements of Agent's attorneys.

                          ARTICLE IV.

                 Representations and Warranties

     Section 4.1.   Representations and Warranties of Borrower.
In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in subsections of Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Borrower and each Subsidiary Guarantor are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. Borrower and each Subsidiary Guarantor have duly taken all corporate or limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder and thereunder.






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     (c)  The execution and delivery by Borrower and each
Subsidiary Guarantor of this Amendment, the performance by Borrower and each Subsidiary Guarantor of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or other organizational documents of Borrower or any Subsidiary Guarantor, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or any Subsidiary Guarantor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or any Subsidiary Guarantor. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower or any Subsidiary Guarantor of this Amendment or to consummate the transactions contemplated hereby and thereby.

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower and each Subsidiary Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1998 and the unaudited quarterly Consolidated financial statements of Borrower dated as of September 30, 1999 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                           ARTICLE V.

                         Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected hereby, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

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     Section 5.2.   Survival of Agreements.  All representations,
warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section 5.3. Amendment Fee. In consideration of each Lender's agreement to enter into this Amendment, Borrower will pay to Agent for the account of each Lender an amendment fee in the aggregate amount of $45,000, due and payable on the date hereof.

     Section 5.4.   Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.5. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.6. Counterparts; fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS OF THE PARTIES.

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     IN WITNESS WHEREOF, this Amendment is executed as of the
date first above written.


BORROWER:                          HECLA MINING COMPANY


                                   By:  /s/ John P. Stilwell
                                      ---------------------------
                                        John P. Stilwell
                                        Vice President and Chief
                                        Financial Officer


SUBSIDIARY GUARANTORS:             MWCA, INC.


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   KENTUCKY-TENNESSEE CLAY COMPANY


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   K-T FELDSPAR CORPORATION


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   MOUNTAIN WEST, L.L.C.

                                   By:  Hecla Mining Company, as
                                        sole member


                                     By:  /s/ J. Gary Childress
                                        ------------------------
                                          J. Gary Childress
                                          Vice President -
                                          Industrial Minerals


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AGENT AND LENDER:                  BANK OF AMERICA, N.A.


                                   By:  /s/ Tracey S. Barclay
                                      ---------------------------
                                         Tracey S. Barclay
                                         Principal




LENDERS:                           FIRST SECURITY BANK, N.A.


                                   By:   /s/ Vicki Riga
                                      ---------------------------
                                          Vicki Riga
                                          Vice President